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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-52604 of Immersion Corporation on Form S-8 of our report dated February 4, 2000 (December 21, 2000 as to Note 18) on the consolidated financial statements of Immersion Corporation appearing in the Current Report on Form 8-K of Immersion Corporation dated January 3, 2001.


DELOITTE & TOUCHE LLP
San Jose, California
January 2, 2001